UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2013

HIGHLIGHT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153575	26-1507527
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7325 Oswego Road, Liverpool, NY 13090
(Address of principal executive offices)
(315)-451-4722
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 101 Enter into a MAterial Definitive Agreement.

Effective November 1, 2013 the Company entered into an engagement agreement with Data Capital Corp and DCC Trading LLC, a copy of which is attached hereto as Exhibit 10.1 (the “Agreement”) The fundamental basis of the Agreement is to structure the Company for the transformation of the Company’s business into that of an investment company and, in particular, a “business development company” under the Investment Company Act of 1940, as amended.

The Agreement provides for the participation of the parties in the management of the Company under an Eligible Investment Management Agreement (EIMA) and Non-Eligible Investment Management Agreement (NEIMA), with DCC conducting the Company’s investment affairs under the NEIMA agreement.  Under the term of the Agreement, the Company is to issue common stock of HNET as follows: (i) 1,000,000 to be issued to DCC upon execution of the agreement, (ii) 1,000,000 shares issued to DCC upon HNET receiving $1 million in funding (iii) 1,000,000 shares to be issued to DCC when $3 million in funding is received by HNET and (iv) 1,000,000 shares to be issued to DCC when $5 million in funding is received by HNET.

In connection with the approval of the Agreement, the Company’s Board of Directors has also approved to elect status as a “business development company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) by filing with the Securities and Exchange Commission a notice of election on Form N-54A.  The Board received approving of this election from 97% of the company shareholders.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Engagement Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2013	By:	/s/ Alfonso C. Knoll
	Name:	Alfonso C. Knoll
	Title:	President